                                   FORM OF

                               AMENDMENT NO. 1

                                    to the

                   AMENDED AND RESTATED DECLARATION OF TRUST

                                      OF

                      OPPENHEIMER VARIABLE ACCOUNT FUNDS

      This  Amendment  No. 1 is made as of the 24th day of February,  2003, to the Amended and Restated  Declaration of Trust of Oppenheimer Variable Account
Funds (the "Trust"),  dated August 27, 2002, by the individual  executing this
Amendment below on behalf of the Trustees of the Trust.

      WHEREAS,  (i) by  Declaration  of  Trust  dated  August  28,  1984,  the
Trustees  established a Trust initially named Oppenheimer Variable Life Funds, a trust  fund under the laws of the  Commonwealth  of  Massachusetts,  for the investment and reinvestment of funds  contributed  thereto,  (ii) by the First
Restated  Declaration of Trust dated March 11, 1986, the Trustees  amended and restated said  Declaration of Trust to create two new Series of Shares,  (iii)
by the  Second  Restated  Declaration  of Trust  dated  August 15,  1986,  the
Trustees  further amended and restated said Declaration of Trust to change the
Trust's name to Oppenheimer  Variable  Account Funds and to make certain other changes,  (iv) by the Third  Restated  Declaration  of Trust dated October 21,
1986, the Trustees  amended and restated said Declaration of Trust to create a new Series of Shares,  (v) by the Fourth  Restated  Declaration of Trust dated
June 4, 1990, the Trustees  amended and restated said  Declaration of Trust to create a new  Series of  Shares,  (vi) by the Fifth  Restated  Declaration  of
Trust  dated  February  25,  1993,  the  Trustees  amended and  restated  said
Declaration  of Trust to  create a new  Series of  Shares,  (vii) by the Sixth
Restated  Declaration of Trust dated  February 28, 1995, the Trustees  amended and  restated  said  Declaration  of Trust to create a new  Series of  Shares,
(viii) by the Seventh  Restated  Declaration of Trust dated December 16, 1997, the Trustees  amended and restated said Declaration of Trust to create two new
Series of Shares,  (ix) by the Eighth Restated  Declaration of Trust dated May
1, 1998,  the  Trustees  amended and  restated  said  Declaration  of Trust to create a new class of Shares  for each  Series  and to change the names of two
Series, (x) by the Ninth Restated  Declaration of Trust dated May 1, 1999, the
Trustees  amended and restated such  Declaration  of Trust to change the names of all ten series,  (xi) by the Tenth Restated  Declaration of Trust dated May
1, 2000,  the  Trustees  amended and  restated  such  Declaration  of Trust to change the name of the Class  previously  designated  as "Class 2" to "Service
Shares",  (xii) by the Eleventh Restated  Declaration of Trust dated September
20, 2000;  such  Declaration  of Trust was amended and restated to incorporate changes  approved at the Shareholder  meeting held September 20, 2000,  (xiii)
by the Twelfth  Amended and Restated  Declaration  of Trust dated May 1, 2001, the  Trustees  changed  the name of one  series,  and (xiv) by the  Thirteenth
Amended and Restated  Declaration of Trust dated August 27, 2002, the Trustees amended and restated such  Declaration  of Trust to create a new Series and to change the  registered  agent for  service of process  and the  address of the
Trust.

      WHEREAS,  pursuant to Section 1 of ARTICLE  FOURTH,  the Trustees of the
Trust have  authorized  the issuance of an additional  class of shares of each of the Series of the Trust  previously  established and designated,  which new
Class shall be designated Class 3.

      WHEREAS,  pursuant  to part  12 of  ARTICLE  NINTH,  The  Trustees  have revised  and  restated  the first  paragraph  of part 3 of  ARTICLE  FOURTH to clarify its  provisions and to correct  certain minor errors  therein  without changing  the  substance  of said  part 3  except  for the  establishment  and designation of said new Class of shares.

      NOW,  THEREFORE,  the Trustees  hereby  approve and adopt the  following amendment  and declare  that all money and  property  held or delivered to the
Trust shall be held and managed under the Amended and Restated  Declaration of
Trust as hereby amended IN TRUST as herein set forth below.

      The  first  paragraph  of part 3 of  ARTICLE  FOURTH is  revoked  in its entirety and replaced with the following new first paragraph of Section 3:

             3.    Establishment  and  Designation  of  Series:  The  Trustees
                   -------------------------------------------

     have previously  established and designated eleven Series of Shares: (i) by the  Declaration  of  Trust  dated  August  28,  1984,  "Oppenheimer  Money
     Fund/VA,"  "Oppenheimer  Bond Fund/VA" and "Oppenheimer  Growth Fund," (the
     said   "Oppenheimer   Growth   Fund"  having   subsequently   been  renamed
     "Oppenheimer Capital Appreciation Fund/VA by the Ninth Restated Declaration
     of Trust  dated May 1, 1999);  (ii) by the First  Restated  Declaration  of
     Trust  dated  March  11,  1986,   "Oppenheimer  High  Income  Fund/VA"  and
     "Oppenheimer  Capital  Appreciation  Fund" (the said  "Oppenheimer  Capital
     Appreciation Fund" having subsequently been renamed "Oppenheimer Aggressive
     Growth  Fund/VA" by the Eighth  Restated  Declaration of Trust dated May 1,
     1998); (iii) "Oppenheimer  Multiple Strategies Fund/VA," established by the
     Third  Restated   Declaration  of  Trust  dated  October  21,  1986;   (iv)
     "Oppenheimer Global Securities Fund/VA"  established by the Fourth Restated
     Declaration  of Trust dated June 4, 1990; (v)  "Oppenheimer  Strategic Bond
     Fund/VA"  established  by the Fifth  Restated  Declaration  of Trust  dated
     February 25, 1993;  (vi) by the Sixth  Restated  Declaration of Trust dated
     February  28,  1995,  "Oppenheimer  Growth  &  Income  Fund"  (the said
     "Oppenheimer  Growth &  Income Fund" having  subsequently  been renamed
     "Oppenheimer Main Street Growth & Income Fund/VA" by the Ninth Restated
     Declaration  of Trust  dated May 1, 1999);  (vii) by the  Seventh  Restated
     Declaration of Trust dated December 16, 1997,  "Oppenheimer Discovery Fund"
     (the said  "Oppenheimer  Discovery Fund" having been  subsequently  renamed
     "Oppenheimer  Small Cap Growth Fund" by the Eighth Restated  Declaration of
     Trust dated May 1, 1998 and further renamed  "Oppenheimer Main Street Small
     Cap  Fund/VA" by the  Twelfth  Restated  Declaration  of Trust dated May 1,
     2001); and (viii) "Oppenheimer Value Fund/VA" established by the Thirteenth
     Amended and Restated  Declaration  of Trust dated  August 27, 2002.  By the
     Ninth  Restated  Declaration  of Trust  dated May 1, 2000,  all shares then established and designated were renamed by adding the designation  "/VA" to them.

            Establishment   and   Designation   of  Classes:   The  Shares  of
            -----------------------------------------------

     Oppenheimer  Money Fund/VA,  Oppenheimer  High Income Fund/VA,  Oppenheimer
     Bond Fund/VA, Oppenheimer Global Securities Fund/VA, Oppenheimer Aggressive
     Growth  Fund/VA,  Oppenheimer  Capital  Appreciation  Fund/VA,  Oppenheimer
     Multiple   Strategies   Fund/VA,   Oppenheimer   Strategic   Bond  Fund/VA,
     Oppenheimer  Main Street  Growth &  Income  Fund/VA,  Oppenheimer  Main
     Street Small Cap Fund/VA and Oppenheimer Value Fund/VA have previously been divided  into two Classes as  follows:  (i) one class of the Shares of each
     Series  authorized since the  establishment  and designation of that Series has no class designation other than the name of the Series set forth above;
     and  (ii)  one  class of the  Shares  of each  Series  as  established  and designated  upon the division of the Shares of each Series into two Classes by the Eighth  Restated  Declaration  of Trust dated May 1, 1998 ( "Class 2 shares") and renamed "Service Shares" by the Tenth Restated  Declaration of
     Trust dated May 1, 2000 and Service  Shares  subsequently  established  and designated by later amendment s to this Declaration of Trust.

            The Trustees of the Trust  hereby  establish  and  designate a new third class of Shares of each  Series  which shall be known as "Class 3"
      Shares.

            Termination  of Series and Classes:  The Trustees  terminated  the
            ----------------------------------
      Series of Shares,  "Oppenheimer  Real Asset Fund," that was  established by the SEVENTH  Restated  Declaration  of Trust dated December 16, 1997, for which no shares were ever issued.

            Further Actions:  The foregoing  actions of the Trustees shall not
            ---------------
      limit the  authority  of the Trustees set forth in parts 1 and 2 of this
      Article  FOURTH to establish and designate any further Series or Classes of Series.

            Rights   and   Preferences:   In   addition   to  the  rights  and
            --------------------------
      preferences  described  in  parts 1 and 2 of this  Article  FOURTH  with respect  to Series and  Classes,  the  Series  and  Classes  established hereby shall have the relative rights and preferences  described in this part 3 of this  Article  FOURTH.  The  Shares of any  further  Series or
      Classes that may from time to time be established  and designated by the
      Trustees shall (unless the Trustees otherwise  determine with respect to some  further  Series  or  Classes  at  the  time  of  establishing  and
      designating   the  same)  have  the   following   relative   rights  and
      preferences:

      Acting  pursuant to Section 12 of ARTICLE NINTH and Section 1 of ARTICLE
FOURTH,  and acting  pursuant to  authority  delegated to the  undersigned  by resolution of the Trustees,  the  undersigned  signs this  amendment by and on behalf of the Trust.

                                          Oppenheimer Variable Account Funds

                                          By: _______________________________
                                              Duly Authorized Officer